MEMORANDUM OF UNDERSTANDING

PARTIES

FANGMAX ARTIFACTS CORP, a US corporation incorporated in the State of Nevada and having its registered office at 555 California Street, Suite 4925, California 94104, United States of America ("Party A" or "the Company" or "the Franchisor")

AND

TIAN CHANG INTERNATIONAL ARTIFACTS COMPANY LIMIYTED, a private company limited by share duly organized under the laws of the Republic of China (Taiwan) and having its office at no. 502, 21st Floor-1, Jioru 1st Road, Samin District, Koahisung City 807, Taiwan, Republic of China ("Party B" or "the Franchisee")

RECITAL

WHEREAS Party A is in the businesses of internet artifacts museum and ground artifacts exhibition operators in the United State of America and had acquired relevant rights to exhibit priceless artifacts or objects, heritage of ancient Chinese culture and is desirous to franchise these rights to Party B.

WHEREAS Party B is keen to acquire these rights from Party A to operate the internet artifacts museum and ground artifacts exhibition for commercial purposes.

NOW, both Parties wish to enter into a Franchise Agreement on the terms agreed in principle, as follows:

The Franchise Terms:

1. Trade Mark: The Franchisee is permitted to use the trade mark or logo of the Franchisor. The trade mark shown below belonged to the Franchisor.

FMAC

2. Licensed Methods:

Internet Artifacts Museum: The Franchisor shall grant the right to the Franchisee to take pictures of ninety one (91) priceless artifacts or objects held under trust by the Franchisor for the development and construction of an internet artifacts museum in the Territory for the general public to have access through the internet for view and see.

Ground Artifacts Museum: The Franchisor shall grant the right to the Franchisee to take possession of the ninety one (91) priceless artifacts or objects for physical exhibiting and managing ground artifacts museum in the Territory for the general public to view and see.

3. Franchised or Licenses Artifacts: Ninety one (91) priceless artifacts or objects consisting of:

3.1. Four (4) pieces or objects of the Shang Dynasty;

3.2. Four (4) pieces or objects of the Western Zhou Dynasty;

3.3. Twenty Six (26) pieces or objects of the Warring States Period;

3.4. Four (4) pieces or objects of the Han Dynasty;

3.5. Six (6) pieces or objects of the Tang Dynasty;

3.6. Four (4) pieces or objects of the Song Dynasty;

3.7. One (1) piece or object of the Yuan Dynasty;

3.8. Three (3) pieces or objects of the Ming Dynasty; and

3.9. Thirty Nine (39) pieces or objects of the Qing Dynasty.

4. Royalties: There is a royalty payable by the Franchisee to the Franchisor. The royalty rates payable shall be:

   4.1. For internet artifacts museum – 40% of the net operating profit before taxation.

   4.2. For physical ground museum - 40% of the net operating profit before taxation.

   4.3. For sale of FMAC Artifacts publications or books - 40% of the net operating profit before taxation.

5. Term: The franchising period will be thirty (30) years with option to renew.

THIS Memorandum of Understanding is made on good faith and both Parties shall proceed to finalize a Franchise Agreement with terms and conditions agreed by both Parties.

Dated this 6th day of March, 2012 at Taiwan

Signed By "PARTY A"

JUI FENG FANG
President/Director
FangMax Artifacts Corp

Signed By "Party B"

MAO TANG LIN
President/Responsible Person
Tian Chang International Artifacts Company Limited

Witness:

Name: PEN YUAN CHANG
Passport No. 305832343

Witness:

Name: LI CHING CHEN
Passport No. 211341916